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                                                                    EXHIBIT 5.1


                              CENDANT CORPORATION
                                  6 Sylvan Way
                          Parsippany, New Jersey 07054




                                                              January 29, 1998

Cendant Corporation
6 Sylvan Way
Parsippany, New Jersey 07054

                           Re:      Cendant Corporation Registration
                                    Statement On Form S-3


Ladies and Gentlemen:

         I am a Vice President, Legal of Cendant Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company is filing this Registration Statement in order to register up to 2,401,899 shares (the "Shares"), of the common stock, par value $.01 per share, of the Company ("Common Stock"), to be offered and sold from time to time by Ms. Christel DeHaan (the "Selling Stcokholder") who received the Shares in exchange for all the outstanding capital stock of Resort Condominiums International, Inc. ("RCI"), pursuant to the terms of a Stock Purchase Agreement, dated as of October 6, 1996, by and among the Company, RCI and the Selling Stockholder (the "Stock Purchase Agreement").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following



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documents: (i) the Registration Statement; (ii) the Amended and Restated
Certificate of Incorporation of the Company, as amended to the date hereof;
(iii) the By-Laws of the Company, as currently in effect (the "By-Laws"); (iv) the Stock Purchase Agreement; (v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Stock Purchase Agreement; and (vi) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         My opinion is subject to the assumption and qualification that each of the representations and warranties made by RCI and the Selling Stockholder that are contained in the Stock Purchase Agreement was true and correct as of the date of the Stock Purchase Agreement and the date of the closing thereunder.

         I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware. The Shares may be offered from time to time on a delayed or continuous basis and this opinion is limited to the laws specified above as in effect on the date hereof.

         Based upon and subject to the foregoing, I am of the opinion that the shares are fully authorized, validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                            Very truly yours,

                                                            /s/ Eric J. Bock
                                                            Eric J. Bock


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